REGISTRATION RIGHTS AGREEMENT



         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of _______, 2003 by and among Tegal Corporation, a Delaware corporation (the "COMPANY") and (ii) the investors listed on EXHIBIT A hereto (collectively the "INVESTORS")

         WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase up to $7,000,000 in principal amount of 2% Convertible Secured Debentures (the "DEBENTURES") and up to 3,999,940 eight-year warrants, each exercisable to purchase one share of Common Stock (the "WARRANTS"), upon the terms and conditions set forth in that certain Unit Subscription Agreement, dated of even date herewith, between the Company and the Investors (the "UNIT SUBSCRIPTION AGREEMENT"); and

         WHEREAS, the terms of the Unit Subscription Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Investors to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


         1. DEFINITIONS. The following terms shall have the meanings provided below:

                  "ADDITIONAL SHARES" shall mean any additional shares of Common Stock which may be issued or become issuable from time to time upon the exercise of a Warrant or the conversion of a Debenture, or a distribution with respect to, or in exchange for, or in replacement of, a Warrant or Debenture, as a result of anti-dilution provisions of a Warrant or Debenture, as a result of the accrual of interest on a Debenture or otherwise.

                  "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

                  "COMMON STOCK" shall mean the common stock, $.01 par value per share, of the Company.

                   "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  "FIRST CLOSING" shall have the meaning ascribed to such term in the Unit Subscription Agreement.

                  "MAJORITY HOLDERS" shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

                  "REGISTRABLE SHARES" shall mean any shares of Common Stock issued or issuable from time to time upon the exercise of a



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Warrant or the conversion of a Debenture,  or a distribution with respect to, or in exchange for, or in replacement of, a Warrant or Debenture, including without limitation Additional Shares and Second Closing Shares.

                  "RULE 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECOND CLOSING" shall have the meaning ascribed to such term in the Unit Subscription Agreement.

                  "SECOND CLOSING SHARES" shall mean any shares of Common Stock issued or issuable from time to time upon the exercise of a Warrant or the conversion of a Debenture, or a distribution with respect to, or in exchange for, or in replacement of, a Warrant or Debenture, in each case originally issued on the Second Closing Date.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  "TRIGGER DATE" shall mean the date of an event triggering an anti-dilution adjustment (such as an adjustment to the Conversion Price pursuant to the Debentures or the Purchase Price pursuant the Warrants).

         2. EFFECTIVENESS. This Agreement shall become effective upon the First Closing.

         3. MANDATORY REGISTRATION. (a) No later than thirty (30) days after the First Closing (the "FILING DEADLINE"), the Company will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement that is then available to effect a registration of all Registrable Shares) for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the "REGISTRATION STATEMENT"). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares.

         (b) The Company agrees to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than one hundred twenty (120) days after filing (the "MANDATORY EFFECTIVE DATE").

         (c) No later than ten (10) days after the Second Closing Date and each Trigger Date (each an "ADDITIONAL FILING DEADLINE"), the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 (the "NEW REGISTRATION STATEMENTS") or amend the Registration Statement filed pursuant to clause (b) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company,



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



on such form of registration statement as is then available to effect a registration for resale of such Second Closing Shares or Additional Shares, subject to the Investors' consent) covering the resale of the Second Closing Shares or Additional Shares, as applicable, but only to the extent such Second Closing Shares or Additional Shares are not at the time covered by an effective Registration Statement. Unless otherwise specifically provided herein, the term Registration Statement shall include without limitation any New Registration Statement, as amended from time to time. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Second Closing Shares and Additional Shares. The Company agrees to use commercially reasonable efforts to cause the Registration Statement, as amended from time to time, and each New Registration Statement, as amended from time to time, to become effective as soon as practicable after filing of each amendment and each New Registration Statement, but in no event later than thirty (30) days after filing of each such amendment and each New Registration Statement (each such date, an "ADDITIONAL MANDATORY EFFECTIVE DATE").

         (d) The Company shall be required to keep the Registration Statement, as amended, effective until such date that is the earlier of (i) two years after the Second Closing, (ii) the date when all of the Registrable Shares registered thereunder shall have been sold, or (iii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144(k) and without compliance with the registration requirements of the Securities Act (such date is referred to herein as the "MANDATORY REGISTRATION TERMINATION DATE"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

         (e) The Company shall not grant any registration rights that are pari passu with or senior to the registration rights of the Investors under this Agreement.

         (f) If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline or any Additional Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to Registrable Securities.

         (g) If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC before the Mandatory Effective Date, or (B) a Registration Statement, as amended, or New Registration Statement, as amended, covering Additional Shares or Second Closing Shares is not declared effective by the SEC within thirty (30) days following a Additional Mandatory Effective Date, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective.


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

         (h) If the Investor shall be prohibited from selling Registrable Shares under the Registration Statement as a result of a Suspension of more than forty-five (45) days or Suspensions on more than two (2) occasions of not more than an aggregate of ninety (90) days in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to 0.05% of the aggregate amount invested by such Investor for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 3(h), a Suspension shall be deemed lifted on the day after notice that the Suspension has been lifted is delivered to the Purchaser pursuant to this Agreement.

         (i) Any payments made pursuant to Sections 3(f), (g) or (h) shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. Such payments shall be made to each Investor in cash monthly no later than the second business day of the calendar month next succeeding each calendar month in which such obligation to make payments accrues. Any such payments shall not constitute the Investor's exclusive remedy for such events.

         4. OBLIGATIONS OF THE COMPANY. In connection with the Company's obligation under Section 3 hereof to file a Registration Statement with the SEC and to use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, the Company shall, as expeditiously as reasonably possible, subject to Section 9 hereof:

            (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the Mandatory Registration Termination Date;

            (b) Furnish to the selling Investors such reasonable number of copies of the Registration Statement, prospectus and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the selling Investors may reasonably request, in order to facilitate the public or other disposition of such selling Investors' Registrable Shares;

            (c) Use reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of all states requiring such securities or Blue Sky registration or qualification, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

            (d) Use reasonable efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange (including without limitation any Nasdaq market) on which securities of the same class issued by the Company are then listed.

         5. FURNISH INFORMATION. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall


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



furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

            (b) The Registration Statement will provide for a plan of distribution with respect to the Registrable Shares substantially as follows:
The Registrable Shares may be sold from time to time by the Investors, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Registrable Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the Registration Statement which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Registration Statement. From time to time the selling Investors may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives thereof, and may sell and deliver the shares in connection therewith. In effecting sales, brokers or dealers engaged by the selling Investors may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling Investors in amounts to be negotiated immediately prior to the sale.

         6. EXPENSES OF REGISTRATION. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Investors selected by the selling Investors, shall be borne by the Company.

         7. INDEMNIFICATION. (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor (including the partners or officers, directors and stockholders of such Investor), and each person, if any, who controls such selling Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus,
(ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal or



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


state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Investor, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors, any broker/dealer acting on their behalf or controlling person with respect to them.


         (b) To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the liability of each selling Investor hereunder (when aggregated with amounts contributed, if any, pursuant to Section 7(d)) shall be limited to the difference (the "Difference") between the amount received by such Investor from the sale of the Registrable Securities pursuant to the Registration Statement and the amount paid by such Investor to the Company for such Registrable Securities pursuant to the Unit Subscription Agreement, and PROVIDED FURTHER, HOWEVER, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

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

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, PROVIDED, HOWEVER, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and PROVIDED FURTHER, HOWEVER, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 7 (except to the extent that such failure materially and adversely affects the indemnifying party's ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 7. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.

         (d) If the indemnification provided in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Investor under this Section 7(d), when aggregated with amounts paid, if any, pursuant to
Section 7(b), exceed the Difference. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the


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

indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) The obligations of the Company and Investors under this Section 7 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Section 3, and otherwise.

         (f) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding without the written consent of the indemnified party unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding.

         8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use reasonable efforts:
(i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act and (iii) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

         9. SELLING PROCEDURES. Any sale of Registrable Shares pursuant to the registration statement filed in accordance with Section 3 hereof shall be subject to the following conditions and procedures:

         (a) Updating the Prospectus.

                         (i) If the Company informs the selling Investor
that the Registration Statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use its best efforts to provide to the selling Investor a current prospectus that complies with the Securities Act as soon as practicable, but in no event later than three (3) business days after delivery of such notice. The Company's obligation to update the Registration Statement or final prospectus under this Section 9(a)(i) shall not be subject to the limitations of Section 9(a)(ii) or (c) below.

                        (ii) If the Company requires more than three (3) business days to update the prospectus under Section 9(a)(i) above, the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Investor, subject to the limitations set forth in Section 9(c) below, for a period of not more than forty-five (45) days (or two periods which total not more than ninety (90) days in the aggregate) during any twelve-month period.

         (b) GENERAL. Notwithstanding the foregoing, upon receipt of any notice from the Company of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (ii) the issuance by the SEC or any other federal or


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

state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (v) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about the Company that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then the Company may suspend use of the prospectus, in which case the Company shall promptly so notify each Investor and each Investor shall not dispose of Registrable Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed; PROVIDED, however, that, notwithstanding the foregoing, the Company may suspend use of the prospectus pursuant to Sections 9(a)(ii), 9(b)(iv) and 9(b)(v), and an Investor may be prohibited from selling or otherwise disposing of the Registrable Shares covered by the Registration Statement or prospectus, on NOT MORE than two occasions (each a "SUSPENSION") in total during any twelve-month period and for NO MORE than ninety (90) days in the aggregate during any such twelve-month period. The Company shall use its best efforts to ensure the use of the prospectus may be resumed as soon as practicable. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


         10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Investors shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby. Without limitation on


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

the Investors' rights to transfer Registrable Securities, the Company acknowledges that any Investor may, at any time, transfer any of the Registrable Securities which they may own, beneficially or of record, to (a) their affiliates, or (b) their partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to their organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Securities.

         11. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

         12. MISCELLANEOUS.

         (a) AMENDMENTS. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

         (b) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of FORUM NON CONVENIENS. Each party also waives any right to trial by jury.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor's rights under this Agreement shall immediately terminate.

         (d) NOTICES

                     (i) Any notices, reports or other correspondence (hereinafter collectively referred to as "CORRESPONDENCE") required or permitted to be given hereunder shall be sent by mail, courier (overnight or same day) or fax or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder (except that notices of Suspensions or stop orders must be made by fax). The date of giving any notice shall be the date of its actual receipt.

                     (ii) All correspondence to the Company shall be addressed as follows:

                                    Tegal Corporation
                                    2201 South McDowell Boulevard
                                    Petaluma, California 94954
                                    Attention: President
                                    Fax number:  (707) 765-9311
                                    E-mail:  mparodi@tegal.com

                           with a copy to:

                                    Latham & Watkins LLP
                                    505 Montgomery Street, Suite 1900
                                    San Francisco, CA 94111
                                    Attention:  Taitt Sato, Esq.
                                    Fax number:  (415) 395-8095
                                    Email: taitt.sato@lw.com

                  (iii) All correspondence to any Investor shall be sent to the most recent address furnished by the Investor to the Company.

                  (iv)  Any   Investor   may   change   the   address  to  which
correspondence to it is to be addressed by notification as provided for herein.

         (e) INJUNCTIVE RELIEF. The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

         (f) ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         (g) SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

         (h) AGGREGATION OF SHARES. Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (i) COUNTERPARTS. This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.


                            TEGAL CORPORATION


                            By:
                                 ----------------------------------------------

                            Name:
                            Title:


                            INVESTOR


                            [                                         ]




                            By:
                                 ----------------------------------------------
                            Name:
                            Title:




               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


Orin Hirschman
1231 East 10th Street
Brooklyn, NY  11230



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